BOARDWALK EQUITIES INC.

FORM OF PROXY

FOR THE SPECIAL MEETING OF SHAREHOLDERS AND OPTIONHOLDERS

TO BE HELD ON APRIL 28, 2004

NOTE: TO BE USED BY HOLDERS OF COMMON SHARES ONLY

      The undersigned holder of common shares (the “Shareholder”) of Boardwalk Equities Inc. (the “Corporation”), hereby appoints Sam Kolias, president, chief executive officer and a director of the Corporation, or failing him, Roberto Geremia, senior vice-president, finance and chief financial officer of the Corporation, or, alternatively                                                             , as proxyholder, to attend the special meeting (the “Meeting”) of the Corporation to be held at the Calgary Petroleum Club, 319 – 5th Ave S.W., Calgary, Alberta on Wednesday, April 28, 2004 at 3:00 p.m. (Calgary time), and at any adjournment(s) thereof and at any ballot that may take place in consequence thereof and to vote the common shares of the Corporation held by the undersigned with respect to the matters set forth below as follows:

1.	FOR ☐ or AGAINST ☐ a special resolution (the “Acquisition and Arrangement Resolution”) authorizing and approving (i) the transfer of all of the Corporation’s assets and undertakings to Top Hat Real Estate Limited Partnership, an indirect subsidiary of Boardwalk Real Estate Investment Trust; and (ii) a plan of arrangement under Section 193 of the Business Corporations Act (Alberta), all as more particularly described in the Management Information Circular of the Corporation dated March 29, 2004;

2.	FOR ☐ or AGAINST ☐ an ordinary resolution authorizing and approving the adoption of a unitholder rights plan for Boardwalk Real Estate Investment Trust, as more particularly described in the Management Information Circular of the Corporation dated March 29, 2004 (note: this resolution will only be put forward to Shareholders if the Acquisition and Arrangement Resolution is passed); and

3.	At the discretion of the said proxyholders, upon any permitted amendment or variation of the above matters or any other matter as may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof, in such manner as such proxyholders, in their sole judgment, may determine.

This Form of Proxy is solicited on behalf of the management of the Corporation. The shares represented by this Form of Proxy will be voted and, where the Shareholder has specified a choice with respect to the above matters, will be voted as directed above or, if no direction is given, will be voted in favour of the above matters.

This Form of Proxy, when properly executed, confers discretionary authority to vote on any amendments to or variations of matters identified in this Form of Proxy or other matters which properly come before the Meeting or any adjournment(s) or postponement(s) thereof according to the best judgement of the person voting the proxy.

The undersigned hereby revokes any proxies heretofore given.

Signed this                     day of                                              , 2004.

Signature of Shareholder	Address (please print)

Name of Shareholder (please print)

Number of Shares Held

Notes:

1.	The shares represented by this proxy will be voted or withheld from voting on any ballot requested by a Shareholder or proxyholder. If the Shareholder or an intermediary holding shares and acting on behalf of an unregistered shareholder has specified a choice with respect to any of the items above by making an “x” in the space provided for that purpose, the shares will be voted on any ballot in accordance with that choice. If no choice is specified, the proxyholder, if one proposed by management, intends to vote the shares represented by the proxy as if the Shareholder had specified an affirmative vote. If any amendments or variations to matters identified in the Notice of Meeting are proposed at the Meeting or if any other matters properly come before the Meeting, discretionary authority is hereby conferred with respect thereto.

2.	A Shareholder or an intermediary holding shares and acting on behalf of an unregistered shareholder has the right to appoint a nominee (who need not be a Shareholder) to represent him or her at the Meeting, other than the persons named in this proxy as proxyholders. To exercise this right, the Shareholder or intermediary must strike out the names of the persons named in the proxy as proxyholders, and insert the name of his or her chosen nominee in the space provided or complete another proper form of proxy.

3.	This proxy will not be valid unless it is signed by the Shareholder, the intermediary acting on behalf of the Shareholder or by his or her attorney authorized in writing.

4.	To be effective, the completed proxy, together with the power of attorney or other authority, if any, under which it was signed or a notarially certified copy thereof, must be deposited with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 Attention: Proxy Department at least 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment thereof. Unregistered shareholders who have received the proxy through an intermediary must deliver the proxy in accordance with the instructions given by such intermediary.

5.	The signature on this form of proxy should be exactly the same as the name in which the shares are registered. If the Shareholder is a corporation, this form of proxy must be signed under its corporate seal and executed by a duly authorized officer or attorney of such corporation. Persons signing as executors, administrators, trustees, etc. should so indicate and give their full title as such.

6.	This proxy shall not be valid after the expiration of twelve months from the date of its execution. If not dated, this proxy shall be deemed to bear the date on which the Corporation mailed it to the Shareholders.